EXHIBIT 21.1

SUBSIDIARIES OF THE COMPANY

Name of Subsidiary or Affiliate	Jurisdiction of Incorporation

Spectra Precision Pty Ltd	Australia

Trimble Navigation Australia Pty Limited	Australia

Trimble Planning Solutions Pty Ltd.	Australia

Acunia International NV	Belgium

Alturion NV	Belgium

ICS Benelux NV	Belgium

Trimble NV	Belgium

Wevada NV	Belgium

Trimble Brazil Comercio Limitada	Brazil

0807381 B.C. Ltd.	Canada

Applanix Corporation	Canada

Cengea Solutions, Inc.	Canada

Geo-3D Inc.	Canada

MPS Development, Inc.	Canada

PeopleNet Communications Canada Corp.	Canada

Trimble Canada Ltd.	Canada

Trimble Exchangeco Limited	Canada

Trimble Holdings Company	Canada

VS Visual Statement, Inc.	Canada

Trimble Chile Comercial Limitada	Chile

Trimble Navigation Chile Limitada	Chile

Changchun Yamei Electronic Technology Co. Ltd.	China

Eleven Technology (SIP) Co. Ltd.	China

Quantm Qinzheng (Beijing) Technology Co., Ltd	China

Tekla Software (Shanghai) Co. Ltd.	China

Trimble Electronic Products (Shanghai) Co. Ltd.	China

Trimble Communication and Navigation Technology (Xi’An) Co., Ltd.	China

Trimble Middle East WLL	Egypt

Tekla Corporation	Finland

Trimble Finland OY	Finland

Ashtech SAS	France

Magnav France Holdco SAS	France

Mensi, S.A.	France

Punch Telematix France SAS	France

Tekla Sarl	France

Trimble France S.A.S.	France

3D Laser Systeme GmbH	Germany

GeoSurvey GmbH	Germany

HHK Datentechnik GmbH	Germany

Punch Telematix Deutschland GmbH	Germany

S+H Systemtechnik GmbH	Germany

Sinning Vermessungsbedarf GmbH	Germany

SITECH Deutschland GmbH	Germany

SITECH Ost GmbH	Germany

SITECH Sud GmbH	Germany

SITECH West GmbH	Germany

Tekla GmbH	Germany

Trimble Germany GmbH	Germany

Trimble Jena GmbH	Germany

Trimble Kaiserslautern GmbH	Germany

Trimble TerraSat GmbH	Germany

Trimble Information Technologies India Private Limited	India

Tekla India Pvt Ltd.	India

Trimble Mobility Solutions India Limited	India

Trimble Navigation India Private Limited	India

Lakefield eTechnologies Group Limited	Ireland

Lakefield eTechnologies Limited	Ireland

Lime Daross Limited	Ireland

Trimble Italia SRL	Italy

Tekla K.K.	Japan

Trimble Japan K.K.	Japan

Tekla (M) Sdn. Bhd.	Malaysia

Geo de SECO, S. de R.L. de C.V.	Mexico

Trimble Mexico S de RL	Mexico

Punch Telematix Nederland BV	Netherlands

TNL Technology Holdings CV	Netherlands

Trimble Europe B.V.	Netherlands

Trimble International B.V.	Netherlands

Geosystems New Zealand Limited	New Zealand

Trimble Navigation New Zealand Limited	New Zealand

Ashtech A/O	Russian Federation

Tekla (SEA) Pte. Ltd.	Singapore

Trimble Navigation Singapore PTE Limited	Singapore

Optron Geomatics (Pty) Ltd	South Africa

Trimble Navigation Technology South Africa (Pty) Ltd.	South Africa

Geotronics Southern Europe, S.L.	Spain

Punch Telematix Iberica SL	Spain

Trimble International Holdings, Sociedad Limitada (S.L.)	Spain

Trimble Navigation Iberica S.L.	Spain

Tekla Oak Tree AB	Sweden

Tekla Software AB	Sweden

Trimble AB	Sweden

Trimble Sweden AB	Sweden

Trimble (Thailand) Company Limited	Thailand

Accutest Engineering Solutions Limited	United Kingdom

Lakefield eTechnologies Ltd.	United Kingdom

Tekla (UK) Ltd.	United Kingdom

Trimble MRM Ltd.	United Kingdom

Trimble Navigation Europe Limited	United Kingdom

Trimble UK Limited	United Kingdom

Advanced Public Safety, Inc.	USA

Applanix LLC	USA

Ashtech LLC	USA

Beartooth Mapping, Inc.	USA

Dynamic Survey Solutions, Inc.	USA

Geoline, Inc.	USA

Lakefield eTechnologies, Inc.	USA

Meridian Project Systems, Inc.	USA

Pacific Crest Corporation	USA

PeopleNet Communications Corporation	USA

PeopleNet Holdings Corporation	USA

PNET Holding Corp.	USA

SECO Manufacturing Company, Inc.	USA

Tekla Inc.	USA

Trimble Export Limited	USA

Trimble IP General Corporation	USA

Trimble IP Limited Corporation	USA

Trimble Military and Advanced Systems, Inc.	USA

VirtualSite Solutions LLC	USA